                                 SCHEDULE 14C

                                (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION


                Information Statement Pursuant to Section 14(c)
                  of the Securities and Exchange Act of 1934



Check the appropriate box:

[X] Preliminary information statement      [_] Confidential, for use of the
                                           Commission only (as permitted by Rule
                                           14c-5(d)(2).
[_] Definitive information statement

                               eDiets.com, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________

Payment of Filing Fee (check the appropriate box)

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

      (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

________________________________________________________________________________


      (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

      (5)  Total fee paid:

________________________________________________________________________________


[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

________________________________________________________________________________

      (2)  Form, schedule or registration statement no.:

________________________________________________________________________________

     (3)  Filing party:

________________________________________________________________________________

     (4)  Date filed:

______________________________________________________________________________
                               eDIETS.COM, INC.
                          3467 W. Hillsboro Boulevard
                        Deerfield Beach, Florida 33442

                            NOTICE TO STOCKHOLDERS
                            ----------------------


TO THE STOCKHOLDERS OF EDIETS.COM, INC.:

     The accompanying Information Statement is being mailed on or about July 3, 2001 to all stockholders of record on June 4, 2001 of eDiets.com, Inc. (the "Company") in connection with the approval by the stockholders of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of stock from 21,000,000 to 51,000,000 (50,000,000 authorized shares of Common Stock and 1,000,000 shares of Preferred Stock).

     The amendment was adopted on March 13, 2001 by the Company's Board of Directors and on June 4, 2001 by the holders of a majority of the outstanding shares of common stock of the Company. The amendment was adopted to assure that an adequate supply of authorized unissued shares is available for general corporate needs.

     Information concerning the amendment is described in greater detail in the accompanying Information Statement. The Information Statement is furnished only to inform stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities and Exchange Act of 1934.

     WE ARE NOT ASKING FOR A PROXY.  DO NOT SEND US A PROXY.

                                        By Order of the Board of Directors


                                        /s/ David R. Humble
                                        -------------------
                                        David R. Humble, President
                                        and Chief Executive Officer

July 3, 2001
                               eDIETS.COM, INC.
                          3467 W. Hillsboro Boulevard
                        Deerfield Beach, Florida 33442

                             INFORMATION STATEMENT
                             ---------------------
                                 JULY 2, 2001
                                 ------------

                        APPROVAL OF AN AMENDMENT TO THE
                        -------------------------------
                         CERTIFICATE OF INCORPORATION
                         ----------------------------

General.
-------

     This Information Statement is being delivered by eDiets.com, Inc., a Delaware corporation, (the "Company") in connection with the approval by the stockholders of the Company of an amendment to the Company's Certificate of Incorporation (the "Amendment"). The Amendment is attached hereto as Exhibit A for your reference.

     On June 4, 2001, the holders of 8,554,243 shares of the Company's common stock constituting 63% of the issued and outstanding common stock of the Company, delivered to the Company a written consent approving the adoption of the Amendment. This Information Statement is being mailed on or about July 3, 2001 to stockholders of the Company on June 4, 2001 (the "Record Date"). This Information Statement is intended to serve as notice of adoption of the Amendment by non-unanimous written consent of the Company's stockholders as contemplated by Section 228 of the Delaware General Corporation Law. It is being delivered only to inform stockholders of the corporate action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities and Exchange Act of 1934.

     WE ARE NOT ASKING FOR A PROXY.  DO NOT SEND US A PROXY.

Voting Information.
------------------

     The Company has one class of voting securities issued and outstanding, shares of common stock, par value $.001 per share. As of the Record Date, there were 13,578,104 shares of common stock issued and outstanding. The approval of a majority of the issued and outstanding shares are required to amend the Certificate of Incorporation. As of the Record Date, the Board of Directors has received written consents from the holders of 8,554,243 shares approving the Amendment, representing approximately 63% of the issued and outstanding shares. Delaware law does not afford to the Company's stockholders the opportunity to dissent from the action described in this Information Statement or in connection therewith to receive value for their shares.

                           APPROVAL OF THE AMENDMENT
                           -------------------------

     The Board of Directors and the holders of a majority of the outstanding shares have approved an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation (the "Certificate") to increase the Company's authorized stock from 21,000,000 shares to 51,000,000 shares (50,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of Preferred Stock). The relative rights and limitations of the Common Stock remain unchanged under the Amendment. The Common Stock does not have preemptive rights. The proposed Amendment is attached hereto as Exhibit A.

     At June 4, 2001, the Company had 13,578,104 shares of Common Stock issued and outstanding. No shares of Preferred Stock are issued and outstanding. Approximately 3,248,125 shares of Common Stock are reserved for issuance pursuant to warrants and 2,851,667 shares of Common Stock are reserved for issuance pursuant to outstanding stock options. Thus, at June 4, 2001, there were approximately 322,104 authorized shares of Common Stock unissued and not reserved for issuance.

     The increase in the authorized Common Stock has been adopted to assure that an adequate supply of authorized unissued shares is available for general corporate needs. The additional authorized shares of Common Stock could also be used for such purposes as raising additional capital for the operations of the Company, or financing the acquisition of other companies or related businesses. There are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized. Such shares would be available for issuance without further action by the stockholders, unless required by the Company's Certificate or By-laws or by applicable law.

     The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, if any, and on the equity and voting power of existing holders of Common Stock. The issuance of additional shares of Common Stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management.

     The issuance of shares of Preferred Stock, authorized under the Certificate, while providing the Company with flexibility in connection with possible financings, acquisitions and other corporate purposes, could adversely affect the voting power of the holders of the Company's Common Stock. Also, the issuance of Preferred Stock could and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control of the Company's management. Other than the authorization of Preferred Stock, the Company's management does not believe that the Certificate of Incorporation or By-laws presently contain any other provisions which should be viewed as having an anti-takeover effect.

     Provisions of Delaware law could make the Company's acquisition by a third-party and the removal of its officers and directors more difficult. The Company is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless: (1) the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status; (2) upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or (3) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

                            PRINCIPAL STOCKHOLDERS

     The following table presents certain information as of June 4, 2001 regarding beneficial ownership of our common stock by:

     . each person or entity known by us to own beneficially 5% or more of our outstanding common stock;

     .  each of our directors;

     .  each of our mostly highly compensated executive officers;

     .  all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. The address for each listed director is: c/o eDiets.com, Inc., 3467 W. Hillsboro Boulevard, Suite 2, Deerfield Beach, Florida 33442. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days of June 4, 2001, but exclude shares of common stock underlying options or warrants held by any other person. The percentage of beneficial ownership is based on 13,578,104 shares of common stock outstanding as of June 4, 2001, before any consideration is given to outstanding options, warrants or convertible securities.

       Name and Address                 Number of Shares      Percent
       of Beneficial Owner              Beneficially Owned    of Class
       -------------------              ------------------    --------

David R. Humble                              7,905,065(1)      57.8%

Isaac Kier                                   1,018,053(2)       7.3%

Matthew Gohd                                   908,220(3)       6.4%

James M. Meyer                                 283,750(4)       2.1%

Lee S. Isgur                                   148,625(5)       1.1%

David J. Schofield                              93,333(6)         *

Robert T. Hamilton                              83,000(7)         *

Steven Johnson                                 340,956(8)       2.5%

All directors and executive                 10,974,241(9)      70.6%
officers as a group (10 persons)
_____________________________________________________________________________

*Less than 1%

(1) Includes 100,000 shares issuable upon exercise of vested stock options.

(2) Includes 198,125 shares issuable upon exercise of stock options that are vested or exercisable within 60 days; 62,500 shares issuable upon exercise of warrants issued in our private placement; 65,211 shares held by a charitable remainder trust of which Mr. Kier and his wife are the trustees; and 156,250 shares and 62,500 shares issuable upon the exercise of warrants issued in the private placement to Coqui Capital Partners, L.P., of which Mr. Kier is the general partner. Mr. Kier disclaims beneficial ownership of shares held by Coqui Capital Partners, L.P. except for his proportional interest therein.

(3) Includes 280,000 shares issuable upon the exercise of warrants issued to the placement agent Whale Securities Co., LP in the 1999 private placement and transferred to Mr. Gohd; 150,000 shares issuable upon exercise of vested stock options; and 62,500 shares issuable upon the exercise of warrants issued in the private placement. Also includes 135,220 shares issuable upon the exercise of additional warrants issued to Mr. Gohd in March 2001 in connection with the Company's agreement with the placement agent. Does not include 31,250 shares and 12,500 shares issuable upon the exercise of warrants issued in the private placement to Porpoise Investors I, L.P. Mr. Gohd is the President of the general partner of the general partner of Porpoise Investors I, L.P. and disclaims beneficial ownership of these shares.

(4) Includes 131,250 shares issuable upon the exercise of stock options that are vested or exercisable within 60 days; and 25,000 shares issuable upon the exercise of warrants issued in the private placement.

(5) Includes 83,000 shares held by a revocable trust of which Mr. Isgur and his wife are the trustees and beneficiaries and 65,625 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

(6) Includes 83,333 shares issuable upon the exercise of vested stock options.

(7) Includes 83,000 shares issuable upon the exercise of vested stock options.

(8) Includes 335,956 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(9) Includes an aggregate of 269,072 additional shares issuable upon exercise of stock options that are vested or exercisable within 60 days held by three executive officers.

                                   EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                    to the
                         CERTIFICATE OF INCORPORATION
                                      of
                               eDiets.com, Inc.


Pursuant to the Delaware General Corporation Law
------------------------------------------------

eDiets.com, Inc. hereby certifies that:


A. The name of the Corporation is eDiets.com, Inc. (the "Corporation"), and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 18, 1996 under the name Self/Help Technologies, Inc.

B. The Certificate of Incorporation is hereby amended in order to increase the number of authorized common stock shares from 20,000,000 to 50,000,000. To accomplish the foregoing amendment, the first paragraph of the Fourth article is striken in its entirety and the new paragraph below is substituted in lieu thereof as follows:

          "FOURTH: The aggregate number of shares which the Corporation has authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

C. The foregoing Amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has subscribed this document on the date set forth below and does hereby affirm, under penalties of perjury, that the statements contained therein have been examined by him and are true and correct.

                          eDiets.com, Inc.


                          By: /s/ Robert Hamilton
                              -------------------
                              Robert T. Hamilton,
                              Chief Financial Officer


Dated: _____, 2001.

                   Nason, Yeager, Gerson White & Lioce, P.A.
                               Attorneys at Law
                       Mellon United National Bank Tower
                        1645 Palm Beach Lakes Boulevard
                                  Suite 1200
                           West Palm Beach, FL 33401
                            Telephone  561.686.3307
                            Facsimile 561.686.5442



                                 June 18, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: eDiets.com, Inc.

Gentlemen:

     On behalf of the above referenced registrant, enclosed please find for filing under Rule 14c-5(a)promulgated under the Securities and Exchange Act of 1934, the preliminary information statement. The preliminary information statement is being filed solely because it contains a proposal other than the election of directors and ratification of a compensation plan, i.e., a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares.

     If the staff determines not to review the accompanying material, then kindly contact the undersigned at your earliest convenience. Alternatively, if the material is being reviewed, then your prompt comments would be appreciated.

                                                  Very truly yours,

                                                  NASON, YEAGER, GERSON, WHITE
                                                  & LIOCE, P.A.



                                                  Mark A. Pachman